UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 24, 2014 (July 23, 2014)

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events

Second Quarter 2014 Results

Summary

On July 23, 2014, SL Green Realty Corp. (the “Company”) reported funds from operations, or FFO, for the quarter ended June 30, 2014 of $160.9 million, or $1.62 per diluted share, after giving consideration to transaction costs of $1.7 million, or $0.02 per diluted share, as compared to FFO for the same quarter of 2013 of $120.5 million, or $1.27 per diluted share, after giving consideration to transaction costs of $1.7 million, or $0.02 per diluted share, and non-recurring charges related to the redemption of the Series C Cumulative Redeemable Preferred Stock of $12.2 million, or $0.13 per dilued share.

Net income attributable to common stockholders for the quarter ended June 30, 2014 totaled $235.5 million, or $2.46 per diluted share, inclusive of $117.8 million, or $1.18 per diluted share, of gains recognized from the sale of 673 First Avenue and a purchase price fair value adjustment of $71.4 million, or $0.72 per diluted share, related to the acquisition of the Company’s joint venture partner’s interest in 388-390 Greenwich Street, compared to net income attributable to common stockholders of $8.3 million, or $0.09 per diluted share, for the same quarter in 2013.

Operating and Leasing Activity

For the second quarter of 2014, the Company reported consolidated revenues and operating income of $387.2 million and $237.3 million, respectively, compared to $353.9 million and $198.7 million, respectively, for the same period in 2013.

Same-store cash NOI on a combined basis increased by 3.5 percent to $170.8 million and by 2.0 percent to $331.5 million for the three and six months ended June 30, 2014, respectively, as compared to the same periods in 2013.  For the quarter, consolidated property same-store cash NOI increased by 1.4 percent to $152.9 million and unconsolidated joint venture property same-store cash NOI increased 25.4 percent to $18.0 million.  For the first six months, consolidated property same-store cash NOI decreased by 0.2 percent to $296.8 million and unconsolidated joint venture property same-store cash NOI increased 24.8 percent to $34.7 million.

During the second quarter, the Company signed 64 office leases in its Manhattan portfolio totaling 272,645 square feet.  Twenty-seven leases comprising 106,892 square feet represented office leases that replaced previous vacancy. Thirty-seven leases comprising 165,753 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $63.16 per rentable square foot, representing a 10.5 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the second quarter was 6.6 years and average tenant concessions were 2.8 months of free rent with a tenant improvement allowance of $37.36 per rentable square foot.

During the first six months of 2014, the Company has signed 139 office leases in its Manhattan portfolio totaling 820,707 square feet.  Forty-eight leases comprising 267,506 square feet represented office leases that replaced previous vacancy. Ninety-one leases comprising 553,201 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $62.23 per rentable square foot, representing a 13.7 percent increase over the previously fully escalated rents on the same office spaces.

Manhattan same-store occupancy was 94.9 percent as of June 30, 2014, inclusive of 275,657 square feet of leases signed but not yet commenced as compared to 94.9 percent at March 31, 2014 and 94.2 percent at June 30, 2013.

During the second quarter, the Company signed 34 office leases in the Suburban portfolio totaling 163,777 square feet.  Eighteen leases comprising 121,045 square feet represented office leases that replaced previous vacancy. Sixteen leases comprising the remaining 42,732 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $31.39 per rentable square foot, representing a 3.2 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the second quarter was 8.3 years and average tenant concessions were 6.4 months of free rent with a tenant improvement allowance of $33.45 per rentable square foot.

During the first six months of 2014, the Company has signed 67 office leases in its Suburban portfolio totaling 322,911 square feet.  Thirty-four leases comprising 192,175 square feet represented office leases that replaced previous vacancy. Thirty-three leases comprising 130,736 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $32.04 per rentable square foot, representing a 1.6 percent increase over the previously fully escalated rents on the same office spaces.

Same-store occupancy for the Company’s Suburban portfolio increased to 82.8 percent at June 30, 2014, inclusive of 98,370 square feet of leases signed but not yet commenced, as compared to 81.2 percent at March 31, 2014 and 79.3 percent at June 30, 2013.

Significant leases that were signed during the second quarter included:

•                  New lease on 39,200 square feet with Sony Entertainment for 10.8 years at The Meadows, Rutherford, New Jersey;

•                  New lease on 20,966 square feet with TPR Education for 10.4 years at 110 East 42nd Street;

•                  Renewal and expansion on 17,922 square feet with Curex Group Holdings, LLC for 5 years at 120 West 45th Street;

•                  Early renewal on 17,901 square feet with SLR Acquisitions, Corp at 110 East 42nd Street bringing the remaining weighted average lease term to 4.3 years; and

•                  New lease on 16,315 square feet with Titan Advisors, LLC for 8.8 years at 750 Washington Boulevard, Stamford, Connecticut.

Marketing, general and administrative, or MG&A, expenses for the quarter ended June 30, 2014 were $23.9 million, or 5.4 percent of total revenues and an annualized 50 basis points of total assets including the Company’s share of joint venture revenues and assets.

Real Estate Investment Activity

In May, the Company closed on the acquisition of Ivanhoe Cambridge’s stake in 388-390 Greenwich Street for a gross valuation of $1.585 billion, thereby assuming full ownership of the 2.6 million square foot property located in Tribeca, which is triple-net leased to an affiliate of Citigroup Inc. through 2035.

In July, the Company entered into an agreement to sell the leased fee interest in 2 Herald Square for $365.0 million.  The sale of the leased fee interest, which is improved with an existing 11-story 365,000 square foot commercial office building, is expected to close during the fourth quarter of 2014, subject to the satisfaction of customary closing conditions.

In July, the Company, together with its partner, reached an agreement to sell all their interests, including their fee position and retail condominium unit, in the mixed-use college dormitory/retail asset at 180 Broadway for a gross sales price of $222.5 million.  This transaction is expected to close during the third quarter of 2014, subject to the satisfaction of customary closing conditions.

Today, the Company closed on the sale of its development properties at 985-987 Third Avenue for $68.7 million.  The sale is being made in conjunction with the pending sale of the adjacent parcel, which the Company does not own.  The total amount paid for the combined development site, plus development rights, was $100.0 million.

In May, the Company closed on the sale of its leasehold interest in 673 First Avenue for $145.0 million, reflecting a capitalization rate based on in-place net operating income of 4.7 percent, and recognized a gain on sale of $117.8 million.

In May, the Company closed on the sale of its joint venture interest in a 10,000 square foot property located at 747 Madison Avenue for a gross sales price of $160.0 million, recognizing a promote of $10.3 million and a deferred gain on sale of $13.1 million.

In July, the Company, together with its joint venture partner, closed on the acquisition of 719 Seventh Avenue for $41.1 million.  The site can accommodate a building up to 28,114 square feet in addition to highly coveted LED signage towers, akin to those the Company has constructed at 1551-1555 Broadway, 1515 Broadway and most recently at 1552-1560 Broadway. The Company intends to demolish the building in due course in order to take full advantage of the development rights.

In July, the Company closed on the acquisition of a 5,218 square foot prime retail condominium at 115 Spring Street, located along one of SoHo’s most popular shopping corridors, for $52.0 million, expanding the Company’s SoHo presence, which includes retail assets at 131-137 Spring Street, a participating preferred investment at 530-536 Broadway and a contract to purchase the retail condominium at 121 Greene Street.

In April, the Company entered into a contract to acquire the fee interest at 635 Madison Avenue for $145.0 million.  The property is encumbered by a ground lease through April 2030 with one twenty-one year renewal extension option.  The improvements of the fee interest include a 19-story 176,530-square-foot office tower.  The transaction is expected to be completed during the third quarter of 2014, subject to the satisfaction of customary closing conditions.

Debt and Preferred Equity Investment Activity

The carrying value of the Company’s debt and preferred equity investment portfolio totaled $1.5 billion at June 30, 2014.  During the second quarter, the Company originated and retained or acquired new debt and preferred equity investments totaling $219.3 million, at a weighted average current yield of 9.1 percent, and recorded $81.9 million of principal reductions from investments that were sold or repaid.  As of June 30, 2014, the debt and preferred equity investment portfolio had a weighted average maturity of 1.8 years, excluding any extension options, and had a weighted average yield during the second quarter of 10.6 percent.

Financing and Capital Activity

In May, the Company closed on a $1.45 billion mortgage refinancing of 388-390 Greenwich Street.  The new loan, which bears interest at 175 basis points over LIBOR, has an initial 4-year term and three, 1-year as-of-right extension options, and replaces the former $1.138 billion financing. The Company has swapped $504.0 million of the mortgage to fixed rate.  A portion of the net proceeds from the refinancing were used to close on the purchase of Ivanhoe Cambridge’s interest, which occurred simultaneously with the closing of the new financing.

In April, the Company and its joint venture partner closed on a $275.0 million refinancing of 724 Fifth Avenue, resulting in proceeds in excess of our original basis in the building.  The new loan matures in April 2017 with two one-year extension options and bears interest at a blended rate of 242 basis points over LIBOR.

Dividends

During the second quarter of 2014, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.50 per share of common stock, which was paid on July 15, 2014 to stockholders of record on the close of business on June 30, 2014; and

•                  $0.40625 per share on the Company’s 6.50% Series I Cumulative Redeemable Preferred Stock for the period April 15, 2014 through and including July 14, 2014, which was paid on July 15, 2014 to stockholders of record on the close of business on June 30, 2014, and reflects the regular quarterly dividend which is the equivalent of an annualized dividend of $1.625 per share.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance.  The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does.  The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales of properties and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties.  The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.

Funds Available for Distribution (FAD)

FAD is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP.  FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends.  Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies.  FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the

Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Same-Store Net Operating Income, Same-Store Cash Net Operating Income and Related Measures

The Company presents same-store net operating income, same-store cash net operating income, same-store joint venture net operating income, and same-store joint venture cash net operating income because the Company believes that these measures provide investors with useful information regarding the operating performance of properties that are comparable for the periods presented. For properties owned since January 1, 2013 and still owned in the same manner at the end of the current quarter, the Company determines same-store net operating income by subtracting same-store property operating expenses and ground rent from same-store recurring rental and tenant reimbursement revenues. Same-store cash net operating income is derived by deducting same-store straight line and free rent from, and adding same-store tenant credit loss allowance to, same-store net operating income. Same-store joint venture net operating income and same-store joint venture cash net operating income are calculated in the same manner as noted above, but includes just the Company’s pro-rata share of the joint venture net operating income. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Rental revenue, net	$285,234	$262,743	$551,755	$518,560
Escalation and reimbursement	39,529	38,747	79,912	78,551
Investment and preferred equity income	39,714	46,731	93,798	99,439
Other income	22,750	5,723	37,331	11,015
Total revenues	387,227	353,944	762,796	707,565
Expenses:
Operating expenses (including approximately $4,450 and $7,861 (2014) and $3,953 and $7,842 (2013) of related party expenses)	70,675	68,611	144,160	139,780
Real estate taxes	53,267	51,749	108,583	104,203
Ground rent	8,040	7,930	16,073	16,058
Interest expense, net of interest income	78,611	79,551	156,330	157,860
Amortization of deferred financing costs	5,500	4,229	9,357	8,681
Depreciation and amortization	94,838	81,577	184,217	160,200
Transaction related costs, net of recoveries	1,697	1,706	4,171	3,085
Marketing, general and administrative	23,872	21,514	47,128	42,582
Total expenses	336,500	316,867	670,019	632,449
Income from continuing operations before equity in net income (loss) from unconsolidated joint ventures, equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate, loss on sale of investment in marketable securities and loss on early extinguishment of debt	50,727	37,077	92,777	75,116
Equity in net income (loss) from unconsolidated joint ventures	8,619	(3,761)	14,748	1,313
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	1,444	(3,583)	106,084	(3,583)
Loss on sale of investment in marketable securities	—	(8)	—	(65)
Purchase price fair value adjustment	71,446	(2,305)	71,446	(2,305)
Loss on early extinguishment of debt	(1,028)	(10)	(1,025)	(18,523)
Income from continuing operations	131,208	27,410	284,030	51,953
Net income from discontinued operations	4,389	3,838	8,178	8,519
Gain on sale of discontinued operations	114,735	—	114,735	1,113
Net income	250,332	31,248	406,943	61,585
Net income attributable to noncontrolling interests in the Operating Partnership	(8,645)	(244)	(13,374)	(799)
Net income attributable to noncontrolling interests in other partnerships	(1,843)	(3,004)	(3,333)	(5,905)
Preferred unit distributions	(565)	(565)	(1,130)	(1,130)
Net income attributable to SL Green	239,279	27,435	389,106	53,751
Preferred stock redemption costs	—	(12,160)	—	(12,160)
Perpetual preferred stock dividends	(3,738)	(6,999)	(7,475)	(14,406)
Net income attributable to SL Green common stockholders	$235,541	$8,276	$381,631	$27,185

Earnings Per Share (EPS)
Net income per share (Basic)	$2.47	$0.09	$4.01	$0.30
Net income per share (Diluted)	$2.46	$0.09	$3.99	$0.30

Funds From Operations (FFO)
FFO per share (Basic)	$1.63	$1.28	$3.15	$2.44
FFO per share (Diluted)	$1.62	$1.27	$3.14	$2.43

Basic ownership interest
Weighted average REIT common shares for net income per share	95,455	91,660	95,288	91,530
Weighted average partnership units held by noncontrolling interests	3,515	2,652	3,339	2,694
Basic weighted average shares and units outstanding	98,970	94,312	98,627	94,224

Diluted ownership interest
Weighted average REIT common share and common share equivalents	95,969	91,884	95,789	91,758
Weighted average partnership units held by noncontrolling interests	3,515	2,652	3,339	2,694
Diluted weighted average shares and units outstanding	99,484	94,536	99,128	94,452

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$3,466,587	$3,032,526
Building and improvements	8,843,315	7,884,663
Building leasehold and improvements	1,390,004	1,366,281
Properties under capital lease	27,445	50,310
	13,727,351	12,333,780
Less accumulated depreciation	(1,769,428)	(1,646,240)
	11,957,923	10,687,540
Assets held for sale	339,809	—
Cash and cash equivalents	308,103	206,692
Restricted cash	157,225	142,051
Investment in marketable securities	39,912	32,049
Tenant and other receivables, net of allowance of $20,026 and $17,325 in 2014 and 2013, respectively	51,844	60,393
Related party receivables	8,915	8,530
Deferred rents receivable, net of allowance of $27,616 and $30,333 in 2014 and 2013, respectively	354,388	386,508
Debt and preferred equity investments, net of discounts and deferred origination fees of $14,633 and $18,593 in 2014 and 2013, respectively, and allowance of $1,000 in 2013	1,547,808	1,304,839
Investments in unconsolidated joint ventures	971,926	1,113,218
Deferred costs, net	300,043	267,058
Other assets	679,840	750,123
Total assets	$16,717,736	$14,959,001

Liabilities
Mortgages and other loans payable	$5,939,176	$4,860,578
Revolving credit facility	—	220,000
Term loan and senior unsecured notes	2,127,206	1,739,330
Accrued interest payable and other liabilities	128,730	114,622
Accounts payable and accrued expenses	164,215	145,889
Deferred revenue	223,394	263,261
Capitalized lease obligations	20,635	47,671
Deferred land leases payable	1,044	22,185
Dividend and distributions payable	53,193	52,255
Security deposits	65,166	61,308
Liabilities related to assets held for sale	193,375	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	9,016,134	7,627,099

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	379,805	265,476
Series G Preferred Units, $25.00 liquidation preference, 1,902 issued and outstanding at both June 30, 2014 and December 31, 2013	47,550	47,550
Series H Preferred Units, $25.00 liquidation preference, 80 issued and outstanding at both June 30, 2014 and December 31, 2013	2,000	2,000

Equity
SL Green Realty Corp. stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both June 30, 2014 and December 31, 2013	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 99,188 and 98,563 issued and outstanding at June 30, 2014 and December 31, 2013, respectively (including 3,601 and 3,570 shares held in Treasury at June 30, 2014 and December 31, 2013, respectively)	993	986
Additional paid-in capital	5,085,965	5,015,904
Treasury stock at cost	(320,152)	(317,356)
Accumulated other comprehensive loss	(6,196)	(15,211)
Retained earnings	1,797,580	1,619,150
Total SL Green Realty Corp. stockholders’ equity	6,780,122	6,525,405
Noncontrolling interests in other partnerships	492,125	491,471
Total equity	7,272,247	7,016,876
Total liabilities and equity	$16,717,736	$14,959,001

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
FFO Reconciliation:

Net income attributable to SL Green common stockholders	$235,541	$8,276	$381,631	$27,185

Add:
Depreciation and amortization	94,838	81,577	184,217	160,200
Discontinued operations depreciation adjustments	—	2,060	433	4,126
Joint venture depreciation and noncontrolling interest adjustments	8,161	17,620	21,148	25,148
Net income attributable to noncontrolling interests	10,488	3,248	16,707	6,704
Less:

Gain on sale of discontinued operations	114,735	—	114,735	1,113

Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	1,444	(3,583)	106,084	(3,583)

Purchase price fair value adjustment	71,446	(2,305)	71,446	(2,305)
Depreciable real estate reserves, net of recoveries	—	(2,150)	—	(2,150)
Depreciation on non-rental real estate assets	503	343	1,017	588
Funds From Operations	$160,900	$120,476	$310,854	$229,700

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014	2013
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income (loss) from unconsolidated joint ventures, equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate, loss on sale of investment in marketable securities, purchase price fair value adjustment and loss on early extinguishment of debt	$50,727	$37,077	$—	$—

Equity in net income (loss) from unconsolidated joint ventures	8,619	(3,761)	8,619	(3,761)
Depreciation and amortization	94,838	81,577	14,928	26,246
Interest expense, net of interest income	78,611	79,551	15,427	19,846
Amortization of deferred financing costs	5,500	4,229	832	2,979
Loss on early extinguishment of debt	(1,028)	(10)	—	—
Operating income	$237,267	$198,663	$39,806	$45,310

Marketing, general & administrative expense	23,872	21,514	—	—
Net operating income from discontinued operations	7,106	11,955	—	—
Loan loss and other investment reserves, net of recoveries	—	—	—	—
Transaction related costs, net of recoveries	1,697	1,706	27	15

Non-building revenue	(56,988)	(49,337)	(6,365)	(4,172)
Equity in net (income) loss from unconsolidated joint ventures	(8,619)	3,761	—	—
Loss on early extinguishment of debt	1,028	10	1,787	—
Net operating income (NOI)	205,363	188,272	35,255	41,153	$240,618	$229,425

NOI from discontinued operations	(7,106)	(11,955)	—	—	(7,106)	(11,955)
NOI from other properties/affiliates	(24,403)	(5,624)	(14,605)	(23,233)	(39,008)	(28,857)
Same-Store NOI	$173,854	$170,693	$20,650	$17,920	$194,504	$188,613

Ground lease straight-line adjustment	400	221	—	—	400	221

Straight-line and free rent	(15,458)	(12,761)	(2,377)	(2,706)	(17,835)	(15,467)
Rental income — FAS 141	(5,939)	(7,366)	(307)	(885)	(6,246)	(8,251)
Same-store cash NOI	$152,857	$150,787	$17,966	$14,329	$170,823	$165,116

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013	2014	2013
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, loss on sale of investment in marketable securities, purchase price fair value adjustment and loss on early extinguishment of debt	$92,777	$75,116	$—	$—

Equity in net income from unconsolidated joint ventures	14,748	1,313	14,748	1,313
Depreciation and amortization	184,217	160,200	35,085	42,256
Interest expense, net of interest income	156,330	157,860	34,130	39,388
Amortization of deferred financing costs	9,357	8,681	3,458	5,341
Loss on early extinguishment of debt	(1,025)	(18,523)	—	—
Operating income	$456,404	$384,647	$87,421	$88,298

Marketing, general & administrative expense	47,128	42,582	—	—
Net operating income from discontinued operations	14,457	21,718	—	—
Loan loss and other investment reserves, net of recoveries	—	—	—	—
Transaction related costs, net of recoveries	4,171	3,085	100	15

Non-building revenue	(118,592)	(100,363)	(10,170)	(8,208)
Equity in income from unconsolidated joint ventures	(14,748)	(1,313)	—	—
Loss on early extinguishment of debt	1,025	18,523	3,382	—
Net operating income (NOI)	389,845	368,879	80,733	80,105	$470,578	$448,984

NOI from discontinued operations	(14,457)	(21,718)	—	—	(14,457)	(21,718)
NOI from other properties/affiliates	(39,605)	(11,774)	(39,746)	(46,656)	(79,351)	(58,430)
Same-Store NOI	$335,783	$335,387	$40,987	$33,449	$376,770	$368,836

Ground lease straight-line adjustment	801	640	—	—	801	640

Straight-line and free rent	(28,197)	(26,215)	(5,630)	(4,425)	(33,827)	(30,640)
Rental income — FAS 141	(11,544)	(12,516)	(686)	(1,244)	(12,230)	(13,760)
Same-store cash NOI	$296,843	$297,296	$34,671	$27,780	$331,514	$325,076

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	June 30,
	2014	2013
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	21,905	24,282
Portfolio percentage leased at end of period	94.4%	93.6%
Same-Store percentage leased at end of period	93.6%	92.7%
Number of properties in operation	30	36

Office square feet where leases commenced during quarter (rentable)	314,938	649,425
Average mark-to-market percentage-office	0.5%	5.0%
Average starting cash rent per rentable square foot-office	$54.18	$56.39

(1)  Includes wholly-owned and joint venture properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date: July 24, 2014